SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

ExamWorks Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.

Suite 2625

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

(404) 952-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

The information set forth in Sections 2.01 below is incorporated by reference into this Item 1.01.

Item 2.01.            Completion of Acquisition or Disposition of Assets

On June 6, 2014, ExamWorks Group, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary, ExamWorks, Inc. (the “Purchaser”), acquired 100% of the issued and outstanding shares of capital stock of Ability Services Network, Inc. (“ASN”) for a purchase price of $80 million in cash. The acquisition (the “Acquisition”) was completed pursuant to the terms of a Stock Purchase Agreement dated June 6, 2014 (the “Purchase Agreement”), by and among the Purchaser and the shareholders of ASN set forth on the signature page thereto.

The Company financed the purchase price for the Acquisition with proceeds from its senior revolving credit facility.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the terms and the conditions of the Purchase Agreement filed as Exhibit 2.1 hereto, which is incorporated by reference herein. Furthermore, the warranties and covenants contained in the Purchase Agreement are made solely for the benefit of the parties thereto and are qualified by confidential disclosures that the parties have exchanged in connection with the agreements.

Item 5.07             Submission of Matters to a Vote of Security Holders.

On June 5, 2014, the Company held its Annual Meeting of Stockholders in Atlanta, Georgia. Set forth below are the results for each of the proposals submitted to a vote of the stockholders:

Proposal 1. The following individuals were elected as Class I Directors, each to serve a three-year term on the Board of Directors of the Company:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
J. Thomas Presby	27,637,066	1,191,741	4,590,501
David B. Zenoff	26,763,394	2,065,413	4,590,501

Proposal 2. Proposal 2 was a proposal to ratify the appointment of KPMG LLP as independent registered public accountants for the year ending December 31, 2014. This proposal was approved.

FOR	AGAINST	ABSTAIN
33,334,341	5,845	79,122

Proposal 3. Proposal 3 was a proposal to adopt a non-binding resolution to approve the compensation of the Company’s named executive officers (the “Say on Pay Vote”). This proposal was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,771,093	2,986,936	70,778	4,590,501

Item 7.01.            Regulation FD Disclosure.

On June 6, 2014, the Company issued a press release announcing the completion of the Acquisition and other matters, a copy of which is furnished as Exhibit 99.1 hereto. The information contained in, or incorporated into this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference. This report shall not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

Item 9.01.             Financial Statements and Exhibits.

             (d)             Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of June 6, 2014, by and among Exam Works, Inc. and the shareholders of Ability Services Network, Inc. set forth on the signature page thereto *
99.1	Press Release dated June 6, 2014

*

Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.

Cautionary Statements

The Purchase Agreement has been included to provide investors with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

The Purchase Agreement contains representations and warranties made by the parties to each other regarding certain matters.  The assertions embodied in the representations and warranties are as of specific dates and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts.  Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in ExamWorks’ public disclosures.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: June 9, 2014	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer and Senior
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of June 6, 2014, by and among Exam Works, Inc. and the shareholders of Ability Services Network, Inc. set forth on the signature page thereto *
99.1	Press Release dated June 6, 2014

*

Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.